Exhibit 99.1

Watermark Lodging Trust Announces Stockholder Approval
of Acquisition by Brookfield

Transaction Provides Cash Liquidity for Watermark Lodging Trust Stockholders

Chicago, September 12, 2022 – Watermark Lodging Trust, Inc. (“Watermark,” “WLT” or the “Company”) today announced that, at a Special Meeting of Stockholders, the proposed acquisition of WLT by private real estate funds managed by Brookfield was approved by its stockholders. Under the terms of the previously announced merger transaction, WLT common stockholders will receive cash consideration of $6.768 per Class A share and $6.699 per Class T share. The transaction is anticipated to close on or about October 21, 2022; however, closing remains subject to the terms and conditions of the merger agreement and there can be no assurance as to the exact closing date.

“I would like to thank our stockholders for their support of this transaction and the entire Watermark team for their hard work and commitment throughout this process,” said Michael Medzigian, Chairman and Chief Executive Officer of Watermark. “With this critical step now accomplished, we look forward to completing the transaction with Brookfield and delivering cash liquidity to our stockholders.”

The final voting results will be reported in a Form 8-K to be filed with the Securities and Exchange Commission after certification by Watermark’s inspector of election.

Watermark Lodging Trust, Inc.

Watermark Lodging Trust, Inc. is a publicly registered, self-managed, non-traded real estate investment trust (REIT) that invests in, manages and seeks to enhance the value of interests in lodging and lodging-related properties. Over the past decade, Watermark and its predecessor companies (Carey Watermark Investors Inc., Carey Watermark Investors 2 Inc. and Watermark Capital Partners, LLC) have been among the largest and most active investors in the lodging industry creating a portfolio of high-quality assets in high barrier to entry and growth markets. www.watermarklodging.com

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company's most recently filed Annual Report on Form 10-K/A, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

Watermark Contacts

Media Contact

Rachel Harrison Communications

wlt@wearerhc.com

Investor Relations

855-WLT-REIT (855-958-7348)

IR@watermarklodging.com